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                                                                  Exhibit 10.2


                            TAX SHARING AGREEMENT

                                   BETWEEN

                           CPC INTERNATIONAL INC.

                                     AND

                      CORN PRODUCTS INTERNATIONAL, INC.

                           DATED DECEMBER 1, 1997

ARTICLE 1 - DEFINITIONS.....................................................  2

SECTION 1.01.  GENERAL......................................................  2

ARTICLE 2 - TAX RETURN FILING...............................................  7

SECTION 2.01.  CPC CONSOLIDATED RETURNS.....................................  7
SECTION 2.02.  CORN F.I.T. RETURNS..........................................  8
SECTION 2.03.  CPC STATE OR LOCAL RETURNS...................................  8
SECTION 2.04.  CORN STATE OR LOCAL RETURNS..................................  9
SECTION 2.05.  CPC SALARIED EMPLOYEE RETURNS................................  9
SECTION 2.06.  CPC HOURLY EMPLOYEE RETURNS.................................. 10
SECTION 2.07.  CORN EMPLOYEE RETURNS........................................ 10
SECTION 2.08.  CPC SALES, USE AND PROPERTY TAX RETURNS...................... 11
SECTION 2.09.  CORN SALES, USE AND PROPERTY TAX RETURNS..................... 12
SECTION 2.10.  OTHER CPC RETURNS............................................ 12
SECTION 2.11.  OTHER CORN RETURNS........................................... 13
SECTION 2.12.  FOREIGN DISTRIBUTING ENTITY RETURNS.......................... 13
SECTION 2.13.  CORN FOREIGN RETURNS......................................... 14
SECTION 2.14.  DESIGNATION OF AGENT......................................... 14
SECTION 2.15.  POST-DISTRIBUTION DATE RETURNS AND
               POSITION--NO INCONSISTENT POSITIONS.......................... 15

ARTICLE 3 - TAX LIABILITY................................................... 16

SECTION 3.01.  CPC LIABILITY................................................ 16
SECTION 3.02.  CORN LIABILITY............................................... 16

ARTICLE 4 - POST-DISTRIBUTION CARRYBACKS OF TAX BENEFITS.................... 17

SECTION 4.01.  CARRYBACK PROVISIONS......................................... 17

ARTICLE 5 - POST-DISTRIBUTION CARRYOVERS OF TAX BENEFITS AND ATTRIBUTES..... 18

SECTION 5.01.  CPC GROUP ITEMS.............................................. 18
SECTION 5.02.  EARNINGS AND PROFITS......................................... 19

ARTICLE 6 - ADJUSTMENTS..................................................... 19

SECTION 6.01.  CPC RETURNS AND FOREIGN DISTRIBUTING ENTITY RETURNS.......... 19
SECTION 6.02.  CORN RETURNS................................................. 21
SECTION 6.03.  EXPENSES..................................................... 21

ARTICLE 7 - CONTESTS........................................................ 22

SECTION 7.01.  CPC, CPC COMPANY, AND FOREIGN DISTRIBUTING ENTITY CONTESTS;
               NOTIFICATION AND COMMUNICATION............................... 22
SECTION 7.02.  GROUP CONTESTS; CONTROL AND MANAGEMENT OF CLAIMS............. 22

ARTICLE 8 - INFORMATION AND COOPERATION; BOOKS AND RECORDS.................. 24

SECTION 8.01.  GENERAL...................................................... 24

ARTICLE 9 - GENERAL PROVISIONS.............................................. 26

SECTION 9.01.  EFFECTIVENESS................................................ 26
SECTION 9.02.  NOTICES...................................................... 26
SECTION 9.03.  COMPLETE AGREEMENT; CONSTRUCTION............................. 27
SECTION 9.04.  COUNTERPARTS................................................. 27
SECTION 9.05.  WAIVER....................................................... 27
SECTION 9.06.  AMENDMENTS................................................... 28
SECTION 9.07.  SUCCESSORS AND ASSIGNS....................................... 28
SECTION 9.08.  SUBSIDIARIES................................................. 28
SECTION 9.09.  THIRD PARTY BENEFICIARIES.................................... 28
SECTION 9.10.  HEADINGS..................................................... 29
SECTION 9.11.  SPECIFIC PERFORMANCE......................................... 29
SECTION 9.12.  GOVERNING LAW................................................ 29
SECTION 9.13.  ARBITRATION.................................................. 30
SECTION 9.14.  SEVERABILITY................................................. 30





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                            TAX SHARING AGREEMENT

     This TAX SHARING AGREEMENT (this "Agreement") is dated as of ________, 1997, by and between CPC INTERNATIONAL INC., a Delaware corporation ("CPC") and CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("Corn").

                                  WITNESSETH

     WHEREAS, CPC is the common parent of an affiliated group of corporations which includes Corn and which group and the members thereof file U.S. consolidated federal income tax returns;

     WHEREAS, CPC, as well as its foreign and domestic subsidiaries file certain other Tax returns relating to U.S. and foreign Taxes;

     WHEREAS, the Board of Directors of CPC has determined that it is appropriate and desirable to effect the Distribution as described in the
Distribution Agreement between CPC and Corn dated,              , 1997 (the
"Distribution Agreement"), subject to the satisfaction or waiver of the conditions set forth therein;

     WHEREAS, the Board of Directors of CPC has determined that it is appropriate and desirable to take all corporate action and to cause its subsidiaries to take all corporate action necessary to effect the division of certain foreign direct and indirect subsidiaries of CPC as of specified dates to be determined (each such date shall sometimes hereinafter be referred to as the "Applicable Foreign Distribution Date"); and

     WHEREAS, the parties hereto desire to set forth their agreements with regard to their respective liabilities for federal, state, local and foreign Taxes herein (and with respect to Taxes of certain Pakistani entities, in the Annex to this Agreement) for Tax periods before and after the Distribution Date and the Applicable Foreign Distribution Dates, and to provide for certain other Tax matters.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

     SECTION 1.01. General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, will control, or will be controlled by or will be under common control with the Person specified immediately following the Distribution Date.

     "Agreement" shall have the meaning described in the above preamble.

     "Annex" shall mean that certain document attached to this Agreement executed by the parties on even date herewith setting forth the agreements of the parties with respect to Taxes of certain Pakistani entities.


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     "Applicable Foreign Distribution Date" shall have the meaning described in the above preamble.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Corn" shall have the meaning described in the above preamble.

     "Corn Companies" shall mean, collectively, Corn and each subsidiary of Corn, including without limitation any entity owned directly or beneficially by Corn after the Distribution Date (or, if later, the Applicable Foreign Distribution Date).

     "Corn Division" shall mean the division of CPC that operates CPC's U.S. corn refining business before the Distribution Date.

     "Corn Domestic Companies" shall mean, collectively, each Corn Company incorporated or organized under the laws of one of the respective States of the United States.

     "Corn Employee Returns" shall have the meaning described in Section 2.07 below.

     "Corn F.I.T. Return" shall mean any federal income tax return or amendment thereof of Corn or any member of the Corn Group, including any consolidated federal income tax return or amendment thereof of the Corn Group.

     "Corn Foreign Returns" shall have the meaning set forth in Section 2.13 below.

     "Corn Group" shall mean the affiliated group of corporations as defined in
Section 1504(a) of the Code of which Corn is the common parent.


                                      3


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     "Corn Return" shall mean any of a Corn F.I.T. Return, any of the Corn
State or Local Returns, a Corn Employee Return, any Corn Foreign Return, any of the Corn Sales, Use and Property Tax Returns, and any Other Corn Return.

     "Corn Sales, Use and Property Tax Returns" shall have the meaning described in Section 2.09 below.

     "Corn State or Local Returns" shall have the meaning described in Section
2.04 below.

     "CPC" shall have the meaning described in the above preamble.

     "CPC Companies" shall mean, collectively, CPC and each subsidiary of CPC.

     "CPC Consolidated Return" shall mean any consolidated federal income tax return or amendment thereof of the CPC Group which includes one or more of the Corn Domestic Companies.

     "CPC Consolidated Return Period" shall mean a tax period for which a CPC Consolidated Return is filed.

     "CPC Group" shall mean the affiliated group of corporations as defined in
Section 1504(a) of the Code of which CPC is the common parent.

     "CPC Hourly Employee Returns" shall have the meaning described in Section
2.06 below.

     "CPC Return" shall mean any of a CPC Consolidated Return, any of the CPC State or Local Returns, a CPC Salaried Employee Return, a CPC Hourly Employee Return, any of the CPC Sales, Use and Property Tax Returns, or any Other CPC Return.


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     "CPC Salaried Employee Returns" shall have the meaning described in
Section 2.05 below.

     "CPC Sales, Use and Property Tax Returns" shall have the meaning described in Section 2.08 below.

     "CPC State or Local Returns" shall have the meaning described in Section
2.03 below.

     "CPC Subsidiary" shall mean any subsidiary of CPC other than any of the Corn Companies.

     "Distribution" shall mean the distribution by CPC to its public shareholders of the stock of Corn as more particularly described in the Distribution Agreement and any transactions relating thereto.

     "Distribution Agreement" shall have the meaning described in the above preamble.

     "Distribution Date" shall be the date on which the Distribution occurs.

     "Foreign Distributed Entity" shall mean a newly created foreign company that will conduct corn refining business operations after the Applicable Foreign Distribution Date, and that will be owned by Corn after the later of the Distribution Date or the Applicable Foreign Distribution Date.

     "Foreign Distributing Entities" shall mean the foreign CPC Subsidiaries that prior to the Applicable Foreign Distribution Date conduct both corn refining business operations and consumer foods business operations in a single entity.


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     "Foreign Distributing Entity Return" shall mean any foreign Tax return or amendment thereof of a Foreign Distributing Entity.

     "IRS" shall mean the Internal Revenue Service.

     "IRS Penalty Rate" shall mean the rate of interest imposed from time to time on underpayments of income Tax pursuant to Code section 6621.

     "IRS Ruling" shall mean the ruling issued by the IRS which states the tax treatment of the Distribution and related transactions.

     "Other Corn Returns" shall have the meaning described in Section 2.11 below.

     "Other CPC Returns" shall have the meaning described in Section 2.10 below.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

     "Tax" shall mean all federal, state, local and foreign gross or net income, gross receipts, sales, use, ad valorem, VAT, GST, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any tax.

     "Tax Indemnification Agreement" shall mean the Tax Indemnification Agreement dated of even date herewith between CPC and Corn.

     "Taxing Authority" shall mean any governmental authority responsible for the imposition of any Tax.


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     "Temporary Differences" attributable to any entity shall mean (a) any single item of income or deduction in a CPC Return or any Foreign Distributing Entity Return in respect of any Tax period that should reverse in one or more subsequent Tax periods assuming proper Tax treatment and no change in law or in the Tax accounting policies of such entity (each an "Originating Temporary Difference") or (b) the partial or complete reversal of an Originating Temporary Difference.

                                  ARTICLE 2

                              TAX RETURN FILING

     SECTION 2.01. CPC Consolidated Returns. CPC shall prepare and file with the IRS all CPC Consolidated Returns required to be filed by CPC after the Distribution Date. CPC shall make all decisions relating to the preparation and filing of such returns (including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported) and shall inform Corn of any such decisions that might materially affect a Corn Return. CPC shall have the sole right to determine the elections that will be made pursuant to the Code on behalf of any member of CPC Group and shall inform Corn of any such elections that may materially affect a Corn Return. Corn further agrees that it will, and will compel the Corn Domestic Companies to, file or join in the filing of such authorizations, elections, consents and other documents, and take such other actions as may be necessary or appropriate, in the opinion of CPC, to carry out the purposes and intent of this Section 2.01, provided that such actions are not inconsistent with this Agreement or the Tax Indemnification Agreement. Corn shall furnish CPC at least thirty (30) days before the due date (excluding extensions) of any such CPC Consolidated Return all information necessary for CPC to complete the CPC Consolidated

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Return.  Any such information requested by CPC shall be consistent with current practices and applicable law and regulations. Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably requested by CPC with respect to the Corn Companies.

     SECTION 2.02. Corn F.I.T. Returns. Corn shall prepare and file with the IRS all Corn F.I.T. Returns required to be filed by Corn or any member of the Corn Group (whether said returns are filed on a consolidated basis or otherwise) for all Tax periods beginning on or after the Distribution Date (including any short-period returns). Subject to the provisions of Section
2.15 hereof, Corn shall make all decisions relating to the preparation and filing of such returns (including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported). Subject to the provisions of Section 2.15 hereof, Corn shall have the right to determine the elections that will be made pursuant to the Code on behalf of any member of Corn Group.

     SECTION 2.03. CPC State or Local Returns. CPC will prepare and file all state and local income or franchise Tax returns and any amendments thereto which are required to be filed by CPC after the Distribution Date and which include the Corn Division (together with such returns filed prior to the Distribution Date, "CPC State or Local Returns"). CPC shall make all decisions relating to the preparation and filing of such returns, and shall inform Corn of any such decisions that may materially affect a Corn Return. Corn shall furnish CPC at least thirty (30) days before the due date (excluding extensions) of any such CPC State or Local Return with a final copy of the information necessary for CPC to complete such CPC State or Local Return.

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Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably requested by CPC.

     SECTION 2.04. Corn State or Local Returns. Each Corn Domestic Company will prepare and file all respective state and local income or franchise Tax returns and any amendments thereto which are required to be filed by such party after the Distribution Date, and not otherwise described in Section 2.03 above (herein, together with such returns filed prior to the Distribution Date, "Corn State or Local Returns"), except that CPC shall prepare all such Corn State or Local Returns required to be filed after the Distribution Date for Tax periods ending on or before, or beginning before and ending after, the Distribution Date. Subject to the provisions of Section 2.15 hereof, each Corn Domestic Company shall make all decisions relating to the preparation and filing of such returns.

     SECTION 2.05. CPC Salaried Employee Returns. CPC shall prepare and file all employment Tax returns required to be filed by CPC after the Distribution Date, and any amendments thereto, relating to salaried employees of CPC who provided services directly to the Corn Division on or prior to the Distribution Date, for all Tax periods ending on or before, or beginning before and ending after, the Distribution Date (herein, together with such returns filed prior to the Distribution Date, the "CPC Salaried Employee Returns"). CPC shall make all decisions relating to the preparation and filing of such returns, and shall inform Corn of any such decisions that may materially affect a Corn Return. Corn shall furnish CPC at least thirty (30) days before the due date (excluding extensions) of any such CPC Salaried Employee Return all information necessary for CPC to complete the CPC Salaried Employee Return. Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably

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requested by CPC with respect to the completion of any CPC Salaried Employee
Return for any Tax period or portion thereof preceding the Distribution Date.

     SECTION 2.06. CPC Hourly Employee Returns. Corn, subject to the provisions of Section 2.15 hereof, shall prepare and CPC shall file all employment Tax returns and any amendments thereto that are required to be filed by CPC after the Distribution Date for Tax periods ending on or before, or beginning before and ending after, the Distribution Date relating to hourly employees of CPC who provided services directly to the Corn Division on or prior to the Distribution Date (herein, together with such returns filed prior to the Distribution Date, the "CPC Hourly Employee Returns"). CPC shall have ultimate authority to make all decisions relating to the preparation and filing of such returns, and Corn shall comply with all such decisions of CPC relating to the preparation of such returns. CPC shall inform Corn of any such decision that may materially affect a Corn Return. Corn shall furnish CPC at least thirty (30) days before the due date (including extensions) completed copies of any such CPC Hourly Employee Returns. Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably requested by CPC with respect to the completion of any CPC Hourly Employee Returns for any such Tax period.

     SECTION 2.07. Corn Employee Returns. Each Corn Domestic Company will prepare and file all respective employment Tax returns and any amendments thereto that are required to be filed by such entities after the Distribution Date, (herein, together with such returns filed prior to the Distribution Date, "Corn Employee Returns"), except that with respect to any Corn Employee Returns which were prepared by CPC for periods prior to the Distribution Date. CPC shall prepare such Corn Employee Returns due after the Distribution Date for Tax

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periods ending on or before, or beginning before and ending after, the
Distribution Date. Subject to the provisions of Section 2.15 hereof, each Corn Domestic Company shall make all decisions relating to the preparation and filing of its returns.

     SECTION 2.08. CPC Sales, Use and Property Tax Returns. Corn, subject to the provisions of Section 2.15 hereof, shall prepare and CPC shall file all sales, use and property Tax returns and any amendments thereto that are required to be filed by CPC after the Distribution Date for all Tax periods ending on or before, or beginning before and ending after, the Distribution Date relating to sales, use and property Taxes levied upon property or transactions of the Corn Division (herein, together with such returns filed prior to the Distribution Date, the "CPC Sales, Use and Property Tax Returns"). CPC shall have ultimate authority to make all decisions relating to the preparation and filing of such returns, and Corn shall comply with all such decisions of CPC relating to the preparation of such returns. CPC shall inform Corn of any such decisions that may materially affect a Corn Return. Corn shall furnish CPC at least thirty (30) days before the due date (including extensions) completed copies of any such CPC Sales, Use and Property Tax Returns. Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably requested by CPC with respect to the completion of any CPC Sales, Use and Property Tax Returns for any Tax period preceding or including the Distribution Date.

     SECTION 2.09. Corn Sales, Use and Property Tax Returns. Each Corn Domestic Company will prepare and file all respective sales, use and property Tax returns and any amendments thereto that are required to be filed by such party after the Distribution Date relating to sales, use and property Taxes levied upon such entity's property or transactions involving such

                                      11


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entity's property (herein, together with such returns filed prior to the
Distribution Date, "Corn Sales, Use and Property Tax Returns"). Subject to the provisions of Section 2.15 hereof, each Corn Domestic Company shall make all decisions relating to the preparation and filing of its returns.

     SECTION 2.10. Other CPC Returns. CPC shall prepare and file with the applicable Taxing Authorities all other Tax returns and any amendments thereto required to be filed by CPC after the Distribution Date with respect to the business and operations of the Corn Division for all Tax periods ending on or before, or beginning before and ending after, the Distribution Date and that are not otherwise described in this Article 2 (herein, together with all such returns filed prior to the Distribution Date, the "Other CPC Returns"), except that Corn shall prepare, and CPC shall file, any Other CPC Return required to be filed by CPC after the Distribution Date with respect to such Tax periods, that, prior to the Distribution Date, had been prepared by the Corn Division. CPC shall make all decisions relating to the preparation and filing of all such returns, and Corn shall comply with all such decisions of CPC relating to the preparation of such returns. CPC shall inform Corn of any such decision that may materially affect a Corn Return. Corn shall furnish CPC at least thirty
(30) days before the due date (excluding extensions) of any such Other CPC Return all information necessary for CPC to complete any Other CPC Returns. Additionally, Corn will furnish completed copies of any Other CPC Return prepared by Corn. Corn shall also furnish CPC work papers and other such information and documentation as may be reasonably requested by CPC with respect to the completion of any Other CPC Return for any Tax period or portion thereof preceding the Distribution Date.


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     SECTION 2.11.  Other Corn Returns.  Each Corn Domestic Company will prepare and file all other Tax returns and any amendments thereto that are required to be filed by such party after the Distribution Date that are not otherwise described in this Article 2 (herein, together with such returns filed prior to the Distribution Date, "Other Corn Returns"). Subject to the provisions of Section 2.15 hereof, each Corn Domestic Company shall make all decisions relating to the preparation and filing of such returns.

     SECTION 2.12. Foreign Distributing Entity Returns. Except as otherwise provided in an agreement between a Foreign Distributing Entity and a Foreign Distributed Entity, the Foreign Distributing Entity will prepare and file all foreign Tax returns and any amendments thereto which are required to be filed by the Foreign Distributing Entity after the Applicable Foreign Distribution Date for all Tax periods which include the operations conducted before or as of the Applicable Foreign Distribution Date of the corn refining division of the Foreign Distributing Entity (herein, together with such returns filed prior to the Applicable Foreign Distribution Date, "Foreign Distributing Entity Returns"). The Foreign Distributing Entity shall make all decisions relating to the preparation and filing of such returns and shall inform the Foreign Distributed Entity of any such decision that may materially affect a return filed by such entity after the Applicable Foreign Distribution Date. The Foreign Distributed Entity shall furnish the Foreign Distributing Entity at least thirty (30) days before the due date (excluding extensions) of any such Foreign Distributing Entity Return with a final copy of the information necessary for the Foreign Distributing Entity to complete such Foreign Distributing Entity Return. The Foreign Distributed Entity shall also furnish the Foreign Distributing Entity

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work papers and other such information and documentation as may be reasonably requested by the Foreign Distributing Entity.

     SECTION 2.13. Corn Foreign Returns. Each foreign Corn Company will prepare and file all respective foreign Tax returns and any amendments thereto which are (i) not otherwise described in Section 2.12 above and (ii) with respect to each Foreign Distributed Entity, required to be filed by such party for all Tax periods beginning on or after the Applicable Foreign Distribution Date or, with respect to every other foreign Corn Company, required to be filed by such party for all Tax periods ending before, on or after the Distribution Date ("Corn Foreign Returns"). A foreign Corn Company (other than a Foreign Distributed Entity) may request a foreign CPC Company, if such foreign CPC Company is better suited, to prepare the foreign Tax returns due after the Distribution Date for any Tax periods of the foreign Corn Company that end on or before, or begin before and end after, the Distribution Date. Subject to the provisions of Section 2.15 hereof, the foreign Corn Company shall make all decisions relating to the preparation and filing of all Corn Foreign Returns.

     SECTION 2.14. Designation of Agent. Corn hereby irrevocably designates CPC, and will cause each applicable Corn Company to irrevocably designate, CPC, or, as applicable, the respective Foreign Distributing Entity, as its agent, coordinator, and administrator for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of (i) a CPC Return, or a Foreign Distributing Entity Return or (ii) an amended CPC Return or Foreign Distributing Entity Return or (iii) an amended Corn Return, filed with respect to a Corn Return (other than a Corn Foreign Return), filed prior to the Distribution Date, in order to make any claim for refund (even though an item

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or Tax attribute giving rise to an amended return or refund claim arises after the Distribution Date or, as appropriate, the Applicable Foreign Distribution
Date), credit or offset of Tax or any other proceedings relating to any Tax period or portion thereof ending prior to the Distribution Date or as appropriate, the Applicable Foreign Distribution Date. Notwithstanding the previous sentence, Corn shall not designate CPC as its agent with respect to any amended CPC Return, or claim for refund, relating to any assessment of property taxes on real property of the Corn Division for any period prior to the Distribution Date. CPC, as agent, or when applicable, the Foreign Distributing Entity, as agent, shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately. CPC, or, when applicable, the Foreign Distributing Entity shall inform and consult with Corn or the Foreign Distributed Entity prior to taking any action on behalf of, or which will have any material impact on, any of the Corn Companies, including, without limitation, strategies relating to waivers of any statute of limitations.

     SECTION 2.15. Post-Distribution Date Returns and Position--No Inconsistent Positions. No Corn Company will knowingly treat any item in a Corn Return filed by a Corn Company, or CPC Return prepared by a Corn Company after the Distribution Date, in a manner inconsistent with the treatment of the same item in a CPC Return, a Foreign Distributing Entity Return or any Tax return filed by a CPC Company (including a CPC Company that will become solely a Corn Company after the Distribution Date). CPC will inform Corn of any changes or amendments after the Distribution Date to any CPC Return or any Foreign Distributing Entity Return or other Tax return filed by a CPC Company that would affect any item in a Corn Return. CPC will, or if applicable, cause a CPC Company to, provide any assistance reasonably

                                      15


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requested by a Corn Company in satisfying its obligations under this Section
2.15. If requested by Corn, CPC will review any Corn F.I.T. Return prepared by a Corn Company with respect to its first Tax period ending after the Distribution Date; provided that said review shall be a desk review on CPC's premises consistent in manner and scope with the review that CPC's senior Tax Department management performs in respect of CPC Returns. It is understood that any such review of a Corn F.I.T. Return pursuant to this Section 2.15 would be undertaken strictly as a courtesy to Corn, and CPC shall have no liability to Corn or any Corn Company as a result of any such review. No such review of any Corn F.I.T. Return will waive any obligations or liabilities of any Corn Company to CPC under this Agreement.

                                  ARTICLE 3

                                TAX LIABILITY

     SECTION 3.01. CPC Liability. Except to the extent otherwise provided herein and in the Tax Indemnification Agreement, the CPC Companies shall be liable for and indemnify Corn and each Corn Company against all costs, Taxes and other liabilities incurred in respect of (i) all CPC Returns, (ii) all Foreign Distributing Entity Returns, (iii) each Corn Return for which Corn or a Corn Company, pursuant to Section 2.14, has designated CPC, as its agent in filing an amended Corn Return, (iv) any other Tax return (other than a Corn Return) required to be filed by CPC, a Foreign Distributing Entity or any other CPC Company (provided that such company would not be a Corn Company following the Distribution Date), with respect to any Tax period beginning before, on or after the Distribution Date.

     SECTION 3.02. Corn Liability. Except to the extent otherwise provided herein and in the Tax Indemnification Agreement, the Corn Companies shall be liable for and

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indemnify CPC and each CPC Company against (i) all costs, Taxes and other liabilities incurred in respect of all Corn Returns other than Corn Returns for which Corn or a Corn Company, pursuant to Section 2.14, has designated CPC as its agent in filing an amended Corn Return (ii) notwithstanding any other provision hereof, all costs, Taxes and other liabilities incurred by CPC or any CPC Company as a result of a violation by Corn or any Corn Company of Section
2.15 and (iii) notwithstanding any other provision hereof, all costs, Taxes and other liabilities incurred by CPC, Corn, any CPC Company or any Corn Company, after the Distribution Date in respect of any assessment of property tax referred to in Section 7.02(c)(ii) or any refund thereof referred to in Section 6.01(b).

                                  ARTICLE 4

                 POST-DISTRIBUTION CARRYBACKS OF TAX BENEFITS

     SECTION 4.01. Carryback Provisions. Corn shall be entitled to any refund for any Tax obtained by CPC (or any member of the CPC Group) as a result of the carryback of losses or credits of any member of the Corn Group from any Tax period beginning on or after the Distribution Date to a CPC Consolidated Return for any CPC Consolidated Return Period, provided that CPC approves in writing such carryback. Such refund is limited to the net amount received (by refund, offset against other Taxes or otherwise), net of any net Tax cost incurred by CPC or a CPC Company resulting from such refund, and shall be paid whenever payment is received from a Taxing Authority. If such approval is not granted by CPC, Corn may elect to carryback such losses or credit in which event CPC shall pay Corn the amount to which it would be entitled under the preceding sentence reduced by an amount equal to any CPC Tax detriment which may be incurred in any Tax period resulting from such carryback; provided that CPC will not be obligated to make any payment to Corn in respect of any carryback that, in the aggregate, is less than $50,000. When and if any CPC Tax detriment is reduced, CPC shall pay the amount of such reduction to Corn. If CPC shall have paid a refund to Corn in respect of a carryback permitted hereunder, and in a subsequent Tax period, CPC shall suffer a Tax detriment by reason of such carryback (that was not contemplated in the computation of the amount refunded to Corn), Corn shall compensate CPC, on demand, for the full amount of such Tax detriment. The application of any such carrybacks by Corn and/or any other current or former member of the CPC Group shall be in accordance with the Code and the consolidated return regulations promulgated thereunder. Corn shall indemnify CPC for any costs and liabilities including interest and penalties arising out of an audit by the IRS of the carryback of any item under this paragraph. Upon request by Corn, CPC shall advise Corn of any estimate of the Tax detriment it projects will be associated with any carryback of losses or credits of a member of the Corn Group. Notwithstanding this Section 4.01, Corn and any member of the Corn Group shall have the right, in its sole discretion, to make any election, including the election under Section 172(b)(3) of the Code, which would eliminate or limit the carryback of any loss or credit to any Tax period ending before or including the Distribution Date.

                                  ARTICLE 5

         POST-DISTRIBUTION CARRYOVERS OF TAX BENEFITS AND ATTRIBUTES

     SECTION 5.01. CPC Group Items. CPC shall notify Corn as soon as practicable after the Distribution Date of any carryover item which may be partially or totally attributed to and carried over by a Corn Company and will notify Corn of subsequent adjustments which may affect such carryover item. CPC and Corn each agree to compute their respective Tax liabilities, and the Tax liabilities of their Affiliates, for Tax years after the Distribution Date consistent with these determinations.

     SECTION 5.02. Earnings and Profits. Based on CPC's determination, CPC shall notify Corn as soon as practicable after the Distribution Date of the amount of earnings and profits and associated Tax attributes, if any, which are allocated to a Corn Company and will notify Corn of subsequent adjustments which may affect the amount of earnings and profits and associated Tax attributes, if any, of a Corn Company. CPC and Corn each agree to compute their respective Tax liabilities, and the Tax liabilities of their Affiliates, for Tax years after the Distribution Date consistent with this determination.

                                  ARTICLE 6

                                 ADJUSTMENTS

     SECTION 6.01. CPC Returns and Foreign Distributing Entity Returns. (a) Except as provided in the Tax Indemnification Agreement, if any Tax liability or refund in respect of any CPC Company (or a Corn Company that prior to the Distribution Date was a CPC Company) arises as a result of an amended filing, a protest, an audit by the IRS or other Taxing Authority, or for any other reason, and such Tax liability or refund relates to (i) a CPC Return filed in respect of any Tax period commencing before or including the Distribution Date,
(ii) a Foreign Distributing Entity Return in respect of any Tax period commencing before or including the Applicable Foreign Distribution Date, or
(iii) a Corn Return for which Corn or a Corn Company, pursuant to Section 2.14, has designated CPC as its agent in filing an amended Corn Return, and such liability:

     (x) does not relate to Temporary Differences attributable to a Corn Company, then CPC or a Foreign Distributing Entity, as applicable, shall be liable for and shall pay any Tax liabilities and any interest and penalties associated therewith and CPC or a Foreign Distributing Entity, as applicable, shall receive any Tax refunds and any interest associated therewith.

     (y) does relate to Temporary Differences attributable to a Corn Company and such Taxing Authority:

                 (i) acknowledges directly or indirectly to the satisfaction of CPC or, as applicable, the Foreign Distributing Entity that CPC or, as applicable, the Foreign Distributing Entity may solely utilize such Temporary Differences in computing Tax liability, benefit or refunds in respect of post-Distribution Date (or Applicable Foreign Distribution Date) Tax periods, CPC or the Foreign Distributing Entity, as applicable, shall be liable for and shall pay any such Tax liability and any interest and penalties associated with such Tax liability and shall receive any such benefit or refunds and any interest associated therewith; or

                 (ii) does not acknowledge directly or indirectly to the
     satisfaction of CPC or, as applicable, the Foreign Distributing    Entity
     that CPC or as applicable, the Foreign Distributing Entity may solely utilize such Temporary Differences in computing Tax liability, benefit or refunds in respect of post-Distribution Date (or Applicable Foreign Distribution Date) Tax periods, the party hereto against which the issue giving rise to such Tax liability is directed shall be liable for and shall pay any such Tax liability and any interest and penalties associated with such Tax liability and shall receive any such benefit or refunds and any interest associated therewith;

         (b) Notwithstanding any other provision hereof, Corn shall be entitled to, and shall receive, all refunds of property tax assessed on real property of the Corn Division, provided that Corn shall be liable for and shall indemnify and hold CPC harmless against any Tax in respect of such refunds.

     SECTION 6.02. Corn Returns. Except as described in the Tax Indemnification Agreement, if any Tax liability or refunds in respect of any Corn Company arises as a result of an amended filing, a protest, an audit by the IRS or other Taxing Authority, or for any other reason, and such Tax liability or refund relates to a Corn Return other than for a Corn Return for which Corn or a Corn Company, pursuant to Section 2.14, has designated CPC as its agent in filing an amended Corn Return, Corn or a Corn Company shall be liable for and shall pay any Tax liabilities and any interest and penalties associated therewith and Corn or a Corn Company shall receive any such Tax refunds and any interest associated therewith.

     SECTION 6.03. Expenses. Any out-of-pocket expenses (e.g., travel expenses, accountants' fees, attorneys' fees, experts' fees, etc.) incurred by a CPC Company in connection with proposed or actual liabilities or refunds of the type contemplated in this Article 6 shall be paid by the entities to which such liabilities or refunds are allocated hereunder. In cases where such expenses relate to more than one CPC Company or more than one party hereto, the parties affected shall allocate such expenses in proportion to the amount of proposed liabilities or refunds allocable to each, or by some other reasonable method which results in an equitable allocation of such expenses.

                                  ARTICLE 7

                                   CONTESTS

     SECTION 7.01. CPC, CPC Company, and Foreign Distributing Entity Contests; Notification and Communication. If either party, or an Affiliate of either party, receives a notice of audit by any Taxing Authority with respect to (i) the Corn Division with regard to any CPC Return, (ii) a Corn Company with regard to a CPC Consolidated Return or any Corn Return for which CPC is designated as agent, (iii) a foreign Corn Company with regard to any Foreign Distributing Entity Return, or (iv) a Corn Foreign Return, other than a Corn Foreign Return which is filed after the Distribution Date and in respect of which the matter under audit would not affect a Corn Foreign Return filed prior to the Distribution Date, such party shall promptly notify the other party of such event. Thereafter, CPC or Corn, as the case may be, shall keep the others, on a timely basis, informed of all material developments in connection with audits, administrative proceedings, litigation and other similar matters that may affect their respective Tax liabilities. Failure or delay in providing notification hereunder shall not relieve any party hereto of any obligation hereunder in respect of any particular Tax liability, except to the extent that such failure or delay restricts the ability of such party to contest such liability administratively or in the courts and otherwise materially and adversely prejudices such party.

     SECTION 7.02. Group Contests; Control and Management of Claims. (a) As among the parties hereto, CPC shall control the prosecution of any audits and any contests in respect of any claim made by a Taxing Authority on audit or in a related administrative or judicial proceeding or in respect of any refund or credit of Taxes, and shall make and prosecute other claims for refunds with respect to any Tax liability, that relates to a CPC Return (other than in respect of an assessment of property taxes referred to in Section 7.02(c)(ii) or a Foreign Distributing Entity Return or any Corn Return for which CPC is designated as an agent). Corn may participate in such audits or contests to the extent that CPC in its sole discretion shall deem appropriate, provided, however, that CPC shall have the sole right to control, at CPC's expense, the prosecution of any audit, refund claim or related administrative or judicial proceeding with respect to those matters which could affect the CPC Group's Tax liability. CPC shall be entitled to participate in any audit not described in this section 7.02(a) (and related contests) for which it is entitled to receive notice under Section 7.01, including without limitation any matter referred to in Section 7.02(c)(ii).

         (b) With respect to a Tax liability or refund that, pursuant to the provisions hereof, may be attributable to (i) the Corn Division with regard to any CPC Return, (ii) a Corn Company with regard to a CPC Consolidated Return, or a Corn Return for which CPC is designated as an agent, or (iii) a foreign Corn Company with respect to any Foreign Distributing Entity Return, if CPC elects not to exercise its rights of control under subsection (a) hereof, and if Corn so requests, CPC shall contest, control and allow Corn to participate to the extent that CPC in its sole discretion shall deem appropriate, all at Corn's expense, or in the alternative shall permit Corn at its own expense to contest and control a claim made by a Taxing Authority on audit or in a related administrative or judicial proceeding or by appropriate claim for refund or credit of Taxes (or to make and prosecute other claims for refund). Corn shall pay all out-of-pocket and other costs relating to such contests, including but not limited to fees for attorneys, accountants, expert witnesses or other consultants.

         (c) With respect to a Tax liability or refund that, pursuant to the provisions hereof, may be attributable to (i) Corn or a Corn Company with regard to a Corn Return, other than a Corn Return with respect to which CPC is designated as an agent, (ii) the Corn Division with respect to an assessment of property tax on real property of the Corn Division for any period prior to the Distribution Date, or (iii) a foreign Corn Company with respect to any Corn Foreign Return, Corn, a Corn Company or a foreign Corn Company shall control at its own expense the prosecution of any audits and any contests in respect of any claim made by a Taxing Authority on audit or in a related administrative or judicial proceeding or by appropriate claim for refund or credit of Taxes (or to make and prosecute other claims for refund).

         (d) If asserted liabilities unrelated to the matters contemplated herein become grouped with contests arising hereunder, the parties shall use their respective best efforts to cause the contest arising hereunder to be the subject of a separate proceeding.

         (e) With respect to matters arising hereunder controlled by CPC, and where deemed necessary by CPC, Corn shall compel the relevant Corn Company to authorize by appropriate powers of attorney such Persons as CPC shall designate to represent such Corn Company with respect to such matters. The parties hereto shall reasonably cooperate with one another in a timely manner with respect to any matter arising hereunder.

                                  ARTICLE 8

                INFORMATION AND COOPERATION; BOOKS AND RECORDS

     SECTION 8.01. General. (a) Corn shall deliver to CPC, as soon as practicable after CPC's request, and CPC shall deliver to Corn as soon as practicable after Corn's request such information and data concerning the operations conducted by the Corn Companies or the

CPC Companies, respectively and make available such knowledgeable employees of the Corn Companies or the CPC Companies respectively as CPC or Corn, as the case may be, may reasonably request, including providing the information and data required by CPC's or Corn's customary internal Tax and accounting procedures, in order to enable each of CPC or Corn, as the case may be, to complete and file all Tax forms or reports that it may be required to file with respect to the activities of the Corn Companies for Tax periods ending on, prior to or including the Distribution Date, to respond to audits by any Taxing Authorities with respect to such activities, to prosecute or defend any administrative or judicial proceeding, and to otherwise enable CPC or Corn, as the case may be, to satisfy its accounting and Tax requirements. Corn shall provide office space to IRS and other Tax Authorities when they are conducting on-site audits, and to employees and representatives of CPC or Corn, as the case may be, for so long as the Tax period for which a CPC Return, a Foreign Distributing Entity Return or a Corn Return for which CPC has been designated as an agent, is open to assessment of additional Taxes or an assessment with respect to such period is being contested. CPC shall deliver to Corn as soon as practical after Corn's request, such information and data concerning any Tax attributes which were allocated to a Corn Company that is reasonably necessary in order to enable Corn to complete and file all Tax forms or reports that it may be required to file with respect to such activities of the Corn Companies from and after the Distribution Date, to respond to audits by any Tax Authorities with respect to such activities, to prosecute or defend claims for Taxes in any administrative or judicial proceeding, and to otherwise enable Corn to satisfy its accounting and Tax requirements. In addition, CPC shall make available to Corn, and Corn shall make available to CPC, its knowledgeable employees for such purpose.

         (b) Until the expiration of the applicable statute of limitations (including any extension or waiver thereof), each Corn Company shall retain all books, records, documentation or other information in its possession relating to any CPC Return, any Foreign Distributing Entity Return, and any Corn Return, and each CPC Company shall retain all books, records, documentation or other information in its possession relating to any Corn Return. Upon the expiration of any statute of limitations, the foregoing information may be destroyed or disposed of provided that (i) the party in possession of such books, records, documentation or other information has provided sixty (60) days' prior written notice to the other party, describing in reasonable detail the documentation to be destroyed or disposed of and (ii) such other party has not removed or made arrangements for removing of such materials.

                                  ARTICLE 9

                              GENERAL PROVISIONS

     SECTION 9.01. Effectiveness. The effectiveness of this Agreement and the obligations and rights created hereunder are subject and conditioned upon the completion of the Distributions.

     SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service (including overnight delivery), by cable, by telecopy confirmed by return telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02) listed below:

(a)   To CPC:
      P.O. Box 8000
      International Plaza
      Englewood Cliffs, NJ 07632
      Telecopy: (201) 894-2210


      Attn: Vice President-Taxes
            with a copy to: General Counsel

(b)   To Corn:
      P.O. Box 345
      6500 Archer Road
      Argo, Illinois 60501
      Telecopy: (708) 563-6561

      Attn: Chief Financial Officer
            with a copy to:  General Counsel

         SECTION 9.03. Complete Agreement; Construction. This Agreement is intended to provide rights, obligations and covenants in respect of Taxes and, together with the Tax Indemnification Agreement, shall supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof. In the event provisions of this Agreement are inconsistent with provisions in a Tax Indemnification Agreement, the provisions in the Tax Indemnification Agreement shall control, except in cases where this construction would provide a duplicate benefit.

         SECTION 9.04. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.05. Waiver. The parties to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document delivered by the other party or parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party or parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     SECTION 9.06. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the parties or (b) by a waiver in accordance with Section 9.05.

     SECTION 9.07. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement cannot be assigned by CPC or Corn without the consent of the other party.

     SECTION 9.08. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any subsidiary of such party or by any entity that is contemplated to be a subsidiary of such party on and after the Distribution Date.

     SECTION 9.09. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective subsidiaries, and nothing herein, express or implied, is intended to or shall confer upon any third parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.10. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Without limiting the provisions of Section 9.13 hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Superior Court of the State of New Jersey, Bergen County, and (b) the United States District Court for the District of New Jersey, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto that is not required to be submitted to arbitration pursuant to
Section 9.13 hereof either in the United States District Court for the District of New Jersey or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of New Jersey, Bergen County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such action, suit or proceeding in New Jersey with respect to any matters to which it has submitted to jurisdiction in this Section 9.12. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Superior Court of the State of New Jersey, Bergen County, or (ii) the United States District Court for the District of New Jersey, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 9.13. Arbitration. Any conflict or disagreement arising out of the interpretation, implementation, or compliance with the provisions of this Agreement shall be finally settled pursuant to the dispute resolution procedures set forth in the Distribution Agreement, which provisions are incorporated herein by reference.

     SECTION 9.14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    CPC INTERNATIONAL INC.



                                    By:
                                       ----------------------------------------
                                        Name:

                                        Title:

                                    CORN PRODUCTS INTERNATIONAL, INC.



                                    By:
                                       ----------------------------------------
                                        Name:

                                        Title:

                                    Annex

     This Annex, which is an attachment to the Tax Sharing Agreement, sets forth the agreement of the parties with respect to Taxes of CPC Rafhan Ltd. ("Rafhan"), a Pakistan corporation and Rafhan Best Foods Ltd. ("Best Foods"), a Pakistan corporation. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Tax Sharing Agreement.

     As part of a plan of reorganization, Rafhan will undergo a demerger under Pakistan law, upon which all of the assets and liabilities of the consumer foods business conducted by Rafhan will be transferred to Best Foods, and the shares of Best Foods shall be distributed to the existing shareholders of Rafhan, including CPC. In connection therewith, CPC will, as of December 31, 1997, transfer to CPI beneficial ownership of its share interest in Rafhan, as it relates to the corn refining business conducted by Rafhan. On the date that the demerger is effective under Pakistan law ("the Effective Date"), or as soon as practicable thereafter, CPC will transfer to Corn legal ownership of its shares of Rafhan pursuant to the Distribution Agreement.

     The parties intend that from and after the Effective Date, the Tax liabilities and obligations of Rafhan and Best Foods shall be as follows:

     1. Rafhan shall be liable for the filing of all Tax returns and the payment of all Taxes:

     (a) with respect to all businesses conducted by Rafhan for all periods ending on or before September 30, 1997

     (b) with respect to all businesses conducted by Rafhan, other than the consumer foods business to be transferred to Best Foods on or before the Effective Date, for all tax periods ending after September 30, 1997

     (c) due on or before the Effective Date, which are related to the consumer foods business conducted by Rafhan for periods beginning on or after October 1, 1997. All Taxes due or payable with respect to such returns shall be paid from the profits of the consumer foods business

     2. Best Foods shall be liable for the filing of all Tax returns and payment of all Taxes due after the Effective Date with respect to the operations of the consumer foods business (whether conducted by Rafhan or Best Foods), and all operations of Best Foods, for all Tax periods beginning on or after October 1, 1997.

     3. Rafhan shall indemnify and hold Best Foods harmless against all Taxes referred to in paragraph 1, except as otherwise provided in paragraph 4.

     4. Best Foods shall indemnify and hold Rafhan harmless against all of the following Taxes:

     (a) all Taxes referred to in paragraph 2

     (b) all Taxes referred to in section c of paragraph 1 (provided that Rafhan shall not be entitled to reimbursement of any such Taxes paid by Rafhan from the profits of the consumer foods business)

     5. Rafhan and Best Foods, respectively, shall be entitled to file (or cause the other party to file, as the case may be) any amended Tax returns with respect to, control any audits or contests with respect to, and receive any refunds of, all Taxes for which such party is liable to indemnify and hold harmless the other party hereunder.

     6. All relevant provisions of the Tax Sharing Agreement shall apply hereto, provided that this Annex shall control in the case of any provision of the Tax Sharing Agreement which is inconsistent with any provision of this Annex. Notwithstanding the previous sentence, section
2.14 of the Tax Sharing Agreement shall not apply hereto.

     IN WITNESS WHEREOF, the parties have caused this Annex to be executed as of even date with the Tax Sharing Agreement by their respective officers thereunto duly authorized.


CPC INTERNATIONAL INC.                CORN PRODUCTS INTERNATIONAL, INC.

By:                                   By:

Its:                                  Its:




                                      33